CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statements on Amendment No. 5 to Form S-1 of InspireMD, Inc. of our report dated March 31, 2011, except for notes 10 c(1) and 15 for which the date is June 13, 2011, relating to the consolidated financial statements of InspireMD, Ltd. which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Tel-Aviv, Israel December 21, 2011	/s/ Kesselman & Kesselman Certified Public Accountants (lsr.) A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 68125, Israel, P.O Box 452 Tel-Aviv 61003
Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.co.il